EXHIBIT 99(m)

Sample Calculations for Form N-6, Item 27(m), for the 5th Contract Year, Month 12

Assumptions:	Standard Non-Tobacco Male, Issue Age 37, Death Benefit Option A Stated Death Benefit $148,000, Premium of $1,800 paid Annually Hypothetical Gross Rate of 6.00% with Current Charges

Hypothetical Net Rate of Return	=	Hypothetical Gross Rate of Return
– Mortality & Expense Asset Charge for Year 5
– Average Sub-account Fees & Expenses
	=	6.00% – 0.90% – 1.00%
	=	4.10% = .0410

Guaranteed Death Benefit Charge	=	$0.01 × Face Amount / 1000
	=	$0.01 × 148,000 / 1000
	=	$1.48

Policy Value, beginning of month	=	End of previous month Policy Value
+ Premium paid
– % of Premium charges
– Current Monthly Administration Charge
– Guaranteed Death Benefit Charge
	=	$7,663.06 + 0.00 – 0.00 – 5.00 – 1.48
	=	$7,656.58

Death Benefit, beginning of month	=	Greater of (Corridor % × Policy Value) and Face Amount
	=	Greater of (243% × $7,656.58) and $148,000.00
	=	$148,000 (as shown in table)

Net Amount at Risk for month	=	(Death Benefit / Monthly Guaranteed Interest Factor) – Policy Value
	=	($148,000.00 / 1.00327374) – $7,656.58
	=	$139,860.49

Cost of Insurance for month	=	Net Amount at Risk × (Cost of Insurance Rate per $1,000) / 1000
	=	$139,860.49 × .21106 / 1000
	=	$29.52

Policy Value, end of month	=	(Policy Value, beginning of month – Cost of Insurance)
× Interest factor for month
	=	($7,656.58 – $29.52 ) × ((1 + .0410) ^ (1 / 12))
	=	$7,627.06 × 1.0033541
	=	$7,652.64 ($7,653 shown in table)

Surrender Charge for month	=	Surrender Charge per $1,000 × Base Face Amount / 1000
	=	$7.75 × 148,000 / 1000
	=	$1,147.00

Cash Surrender Value	=	Policy Value – Surrender Charge
	=	$7,652.64 – $1,147.00
	=	$6,505.64 ($6,506 shown in table)

Differences in calculations for other years:

The formulas for calculating the illustrated values in other months and years are the same. The actual factors used in the calculations change based on the duration of the policy. The Surrender Charge will be equal to zero after the 16th policy year, so the Cash Surrender Value will equal the Policy Value after that point.